As filed with the U.S. Securities and Exchange Commission on March 22, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ThredUp Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization	26-4009181 (I.R.S. Employer Identification Number)
969 Broadway
Suite 200
Oakland, California 94607
(Address of Registrant’s Principal Executive Offices)

2021 Stock Option and Incentive Plan
2021 Employee Stock Purchase Plan
(Full titles of the plans)
James G. Reinhart
Chief Executive Officer
ThredUp Inc.
969 Broadway, Suite 200
Oakland, California 94607
(415) 402-5202
(Name, address and telephone number of agent for service)

Copies to:

Caine Moss Bradley C. Weber Erica D. Kassman Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 (650) 752-3100	Alon Rotem Alex Tinucci ThredUp Inc. 969 Broadway, Suite 200 Oakland, California 94607 (415) 402-5202
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by ThredUp Inc. (the “Registrant”) to register 4,921,736 additional shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), reserved for issuance under the Registrant’s 2021 Stock Option and Incentive Plan and 984,347 additional shares of Class A Common Stock reserved for issuance under the Registrant’s 2021 Employee Stock Purchase Plan.

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 26, 2021 (File No. 333-254783) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), filed with the Commission on March 22, 2022 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(b)All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (a) above; and
(c)The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40249) filed with the Commission on March 18, 2021 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date
4.1	Form of Class A Common Stock Certificate of the Registrant.	S-1	333-253834	4.1	3/3/21
4.2	2021 Stock Option and Incentive Plan, and forms of agreements thereunder.	S-1/A	333-253834	10.3	3/17/21
4.3	2021 Employee Stock Purchase Plan.	S-1/A	333-253834	10.4	3/17/21
5.1	Opinion of Goodwin Procter LLP.	Filed herewith
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.	Filed herewith
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).
107	Filing Fee Table.	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oakland, California, on March 22, 2022.

THREDUP INC.

By:	/s/ James Reinhart
James Reinhart
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Reinhart, Sean Sobers and Alon Rotem, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of ThredUp Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Reinhart	Chief Executive Officer and Director (Principal Executive Officer)	March 22, 2022
James Reinhart

/s/ Sean Sobers	Chief Financial Officer (Principal Financial and Accounting Officer)	March 22, 2022
Sean Sobers

/s/ Greg Bettinelli	Director	March 22, 2022
Greg Bettinelli

/s/ Ian Friedman	Director	March 22, 2022
Ian Friedman

/s/ Mandy Ginsberg	Director	March 22, 2022
Mandy Ginsberg

/s/ Timothy Haley	Director	March 22, 2022
Timothy Haley

/s/ Jack Lazar	Director	March 22, 2022
Jack Lazar

/s/ Norman Matthews	Director	March 22, 2022
Norman Matthews

/s/ Patricia Nakache	Director	March 22, 2022
Patricia Nakache

/s/ Dan Nova	Director	March 22, 2022
Dan Nova
/s/ Coretha Rushing	Director	March 22, 2022
Coretha Rushing

/s/ Paula Sutter	Director	March 22, 2022
Paula Sutter

/s/ Marcie Vu	Director	March 22, 2022
Marcie Vu